Exhibit 2.1

CONTRIBUTION AGREEMENT AND PLAN OF MERGER

This CONTRIBUTION AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 2, 2018, is by and among PennyMac Financial Services, Inc., a Delaware corporation (“Existing Parent”), New PennyMac Financial Services, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Existing Parent (“New Parent”), New PennyMac Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of New Parent (“Merger Sub”), the contributors listed on Exhibit A hereto (collectively, the “Contributors”), and Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company, all of the outstanding membership interests of which are currently owned by Existing Parent and the Contributors (“PNMAC”).

RECITALS

WHEREAS, New Parent and Merger Sub are newly formed entities organized for the purpose of participating in the transactions contemplated by this Agreement;

WHEREAS, as of the date hereof, (i) Existing Parent holds all of the issued and outstanding shares of common stock of New Parent, par value $0.0001 per share (the “New Parent Common Stock”) and (ii) New Parent holds all of the issued and outstanding membership interests of Merger Sub (the “Merger Sub Units”);

WHEREAS, Contributors and Existing Parent collectively hold all of the issued and outstanding Class A Units of PNMAC (the “PNMAC Units”) and are the sole members of PNMAC (the “PNMAC Members”);

WHEREAS, Contributors collectively hold all of the issued and outstanding shares of Class B Common Stock, par value $0.0001 per share, of Existing Parent (the “Existing Class B Shares”) and are stockholders of Existing Parent;

WHEREAS, each Contributor desires to contribute and transfer to New Parent (the “Contribution”) all PNMAC Units that each such Contributor holds as set forth on Exhibit A hereto, in exchange for the issuance to such Contributor of the number of shares of New Parent Common Stock set forth next to such Contributor’s name on Exhibit A hereto (such shares to be issued in the Contribution, the “Contribution Shares”);

WHEREAS, the Board of Directors of Existing Parent has determined that it is advisable and in the best interests of Existing Parent’s stockholders to reorganize to create a new holding company by merging Merger Sub with and into Existing Parent (the “Merger”), with Existing Parent being the surviving corporation (sometimes referred to herein as the “Surviving Corporation”) and a wholly-owned subsidiary of New Parent, converting each outstanding share of Class A Common Stock of Existing Parent, par value $0.0001 per share (“Existing Class A Shares”, together with the Existing Class B Shares, the “Existing Parent Common Stock”) into one share of New Parent Common Stock (such shares to be issued in the Merger, the “Merger Shares”), and cancelling each outstanding Existing Class B Share for no consideration;

WHEREAS, the PNMAC Units contributed to New Parent in the Contribution, taken together with the PNMAC Units that will remain owned by Existing Parent following the Merger, constitute all of the issued and outstanding PNMAC Units, such that following the Contribution and the Merger, New Parent will hold (directly or indirectly) all of the issued and outstanding PNMAC Units;

WHEREAS, Existing Parent has declared a special dividend (to be treated as a “return of capital” for tax purposes) of $0.40 per share to the holders of record of the Class A Common Stock with a record date of August 13, 2018, payable on August 30, 2018 (the “Distribution”).

WHEREAS, the Contribution and the Merger are intended to be treated as an integrated transaction (such integrated transaction, hereinafter the “Reorganization”) and the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to treat the Reorganization as an integrated transaction that qualifies as a reorganization within the meaning of Section 368(a) of the Code and/or a transfer described in Section 351(a) of the Code (the “Intended Tax Treatment”);

WHEREAS, the Special Committee of the Board of Directors of Existing Parent has recommended that Existing Parent engage in the Reorganization and determined that the Reorganization is in the best interests of the holders of the Existing Class A Shares not affiliated with Existing Parent or the Contributors.

WHEREAS, the Boards of Directors of each of Existing Parent, New Parent, Merger Sub and PNMAC have approved this Agreement and the Reorganization, subject to the terms and conditions set forth in this Agreement, and New Parent, as the sole member of Merger Sub, has approved this Agreement and the Reorganization; and

WHEREAS, the Board of Directors of Existing Parent has unanimously declared this Agreement and the Reorganization advisable, and has determined to submit this Agreement and the Reorganization for approval by Existing Parent’s stockholders, in accordance with the provisions of the Delaware General Corporation law (the “DGCL”), at a special meeting of Existing Parent stockholders;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Existing Parent, New Parent, Merger Sub, the Contributors and PNMAC hereby agree as follows:

ARTICLE I

THE CONTRIBUTION

SECTION 1.1                                 Contribution of PNMAC Units.  Subject to the terms and conditions of this Agreement, Contributors hereby agree to contribute, convey, deliver and transfer, at the Effective Time (as defined below), all of the PNMAC Units held by them to New Parent.  New Parent hereby agrees to accept, at the Effective Time, all of Contributors’ right, title and interest to such PNMAC Units.  Effective as of the Effective Time, Contributors shall cease to be PNMAC Members, and New Parent shall automatically be admitted as a member of PNMAC with respect to such PNMAC Units and shall become the owner (directly or indirectly) of all of the outstanding membership interests in PNMAC (after giving effect to both the Contribution and the Merger).

SECTION 1.2                                 Issuance of Contribution Shares.  In consideration of the contribution of the number of PNMAC Units from each Contributor set forth on Exhibit A hereto to New Parent, New Parent hereby agrees to issue and deliver to each Contributor, at the Effective Time, the number of Contribution Shares set forth next to such Contributor’s name on Exhibit A hereto; provided, however, in the event a Contributor exchanges any of his, her or its PNMAC Units for Existing Class A Shares pursuant to the Exchange Agreement on or after the date hereof, then the number of Contribution Shares to be issued and delivered to such Contributor at the Effective Time shall correspondingly be reduced on a one-for-one basis based on the number of PNMAC Units so exchanged by such Contributor on and after the date hereof.

SECTION 1.3                                 Compliance with the PNMAC Limited Liability Company Agreement.  PNMAC, Existing Parent, in its capacity as the managing member of PNMAC, and each Contributor hereby consents to the Contribution and waives all rights of first refusal and transfer restrictions under the Fourth Amended and Restated Limited Liability Company Agreement of PNMAC, as amended on November 16, 2017 (the “Current PNMAC LLC Agreement”), the requirement of a legal opinion and any other applicable transfer restrictions and all applicable notice requirements with respect to the Contribution.

SECTION 1.4                                 PNMAC Documents.  From and after the Effective Time, PNMAC, and New Parent and Existing Parent, as the sole members of PNMAC from and after the Effective Time, hereby agree that the Current PNMAC LLC Agreement shall be amended and restated in its entirety to take the form set forth on Exhibit B hereto.

SECTION 1.5                                 Tax Matters Related to the Contribution.  New Parent shall be entitled to deduct and withhold from any payment made to a Contributor consummated under this Agreement all taxes that New Parent is required to deduct and withhold with respect to such payment under the Code (or any other provision of applicable law), including, without limitation, Section 1446(f) of the Code.  New Parent may at its sole discretion reduce the number of Contribution Shares paid to a Contributor in an amount that corresponds to the amount of the required withholding described in the immediately preceding sentence and all such amounts shall be treated as having been paid to such Contributor. Each Contributor shall, no later than the Effective Time, execute and deliver (i) a certificate pursuant to Treasury Regulations Section 1.1445-2(b)(2) and pursuant to Section 1446(f)(2) in form and substance reasonably acceptable to New Parent, certifying that such person is not a “foreign person” within the meaning of Section 1445 and Section 1446 of the Code or (ii) a certificate pursuant to Section 6.05 of Internal Revenue Service Notice 2018-29 in form and substance reasonably acceptable to New Parent, that satisfies the requirements of Treasury Regulations Section 1.1445-2(d)(2) (treating references to Section 1445(a) of the Code as references to Section 1446(f) of the Code, and references to “U.S. real property interest” as “partnership interest”) certifying that such person is not required to recognize any gain or loss by reason of a nonrecognition provision of the Code (without regard to Section 864(c)(8) of the Code). The parties shall not take any position on a tax return or in connection with any tax proceeding inconsistent with the Intended Tax Treatment, in each case except upon a contrary final determination by an applicable taxing authority.

ARTICLE II

THE MERGER

SECTION 2.1                                 The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub will be merged with and into Existing Parent and the separate existence of Merger Sub will cease.  Existing Parent will continue as the Surviving Corporation as a wholly-owned subsidiary of New Parent and will continue to be governed by the laws of the State of Delaware.  At the Effective Time, the effect of the Merger will be as provided in Section 264 of the DGCL.

SECTION 2.2                                 Effective Time.  The Merger shall become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 264 of the DGCL or at such later date as may be specified therein (the “Effective Time”).

SECTION 2.3                                 Organizational Documents of the Surviving Corporation.  From and after the Effective Time, the Certificate of Incorporation of Existing Parent shall be amended and restated in its entirety to take the form set forth on Exhibit C hereto, and shall thereafter continue in full force and effect until thereafter amended as provided therein or by applicable law.  From and after the Effective Time, the Bylaws of Existing Parent shall be amended and restated in their entirety to take the form set forth on Exhibit D hereto, and shall thereafter continue in full force and effect until thereafter amended as provided therein or by applicable law.

SECTION 2.4                                 Directors and Officers of the Surviving Corporation.  The directors and officers of the Existing Parent immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Bylaws of the Surviving Corporation or as otherwise provided by law, it being understood and agreed that New Parent shall elect or appoint a board of directors of the Surviving Corporation comprised solely of directors who are officers and/or employees of the Surviving Corporation, New Parent or its subsidiaries as promptly as practicable after the Effective Time (and in any event within one (1) day following the Reorganization).

SECTION 2.5                                 Organizational Documents of New Parent.  Prior to the Effective Time, the Board of Directors of New Parent and Existing Parent (as sole stockholder of New Parent) shall take or cause to be taken all such actions as are necessary to cause (1) the Certificate of Incorporation of New Parent to be amended and restated in its entirety to take the form set forth on Exhibit E hereto, and (2) the Bylaws of New Parent to be amended and restated in their entirety to take the form set forth on Exhibit F hereto.

SECTION 2.6                                 Directors and Officers of New Parent.  Prior to the Effective Time, Existing Parent, in its capacity as the sole stockholder of New Parent, shall take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and officers of Existing Parent immediately prior to the Effective Time to be elected or appointed as the directors and officers of New Parent, each such person to have the same position(s) with New Parent (and the same committee memberships in the case of directors) as he or she held with Existing Parent immediately prior to the Effective Time, with the directors serving until the earlier of the next meeting of the New Parent stockholders at which an election of directors is held and until their successors are elected or appointed or their earlier death, resignation or removal.

SECTION 2.7                                 Additional Actions.  Subject to the terms and conditions of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of the DGCL.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any other actions or things are necessary or desirable in connection with the Merger or to otherwise carry out this Agreement, the officers of the Surviving Corporation shall be authorized to take and do, in the name and on behalf of each of Merger Sub and Existing Parent, all such other actions and things as may be necessary or desirable to carry out this Agreement.

SECTION 2.8                                 Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Existing Parent, New Parent, Merger Sub or the holders of any securities of Existing Parent, New Parent or Merger Sub:

(a)                                 Conversion of Existing Class A Shares.  Each of the Existing Class A Shares issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.8(b)) shall automatically be converted into one duly issued, fully paid and nonassessable share of New Parent Common Stock.

(b)                                 Cancellation of Existing Class B Shares.  Each of the Existing Class B Shares issued and outstanding immediately prior to the Effective Time shall automatically be cancelled for no consideration and cease to exist.

(c)                                  Cancellation of Treasury Stock.  Each share of Existing Parent Common Stock held in the treasury of Existing Parent immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist.

(d)                                 Conversion of Merger Sub Units.  All of the Merger Sub Units issued and outstanding immediately prior to the Effective Time shall in the aggregate automatically be converted into one share of common stock of the Surviving Corporation, resulting in New Parent being the sole stockholder of Existing Parent.

(e)                                  Surrender of New Parent Common Stock.  Each share of New Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be surrendered by Existing Parent to New Parent and thereupon retired.

SECTION 2.9                                 No Required Surrender of Stock Certificates.

(a)                                 At and after the Effective Time, (i) each certificate which, immediately prior to the Effective Time, represented outstanding shares of Existing Class A Shares (an “Existing Parent Certificate”) shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of New Parent Common Stock into which the shares of Existing Class A Shares represented by such Existing Parent Certificate immediately prior to the Effective Time have been converted pursuant to Section 2.8 and (ii) where no Existing Parent Certificate has been issued in the name of a holder of shares of Existing Class A Shares, a “book-entry” (i.e., a computerized or manual entry) shall be made in the stockholder records of New Parent to evidence the issuance to such holder of the number of uncertificated shares of New Parent Common Stock into which such shares of Existing Class A Shares have been converted pursuant to Section 2.8.

(b)                                 The registered holder of any Existing Parent Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of Existing Parent, or of the transfer agent in respect of the shares of Existing Class A Shares, immediately prior to the Effective Time, shall, until such Existing Parent Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends or other distributions on, the shares of New Parent Common Stock into which the shares of Existing Class A Shares represented by any such Existing Parent Certificate have been converted pursuant to Section 2.8, subject to the DGCL.

(c)                                  If any Existing Parent Certificate shall have been lost, stolen or destroyed, New Parent may, in its discretion and as a condition to the issuance of any New Parent Certificate or uncertificated shares of New Parent Common Stock in book-entry form, require the owner of such lost, stolen or destroyed Existing Parent Certificate to post a bond, in such reasonable and customary amount as New Parent may direct, as indemnity against any claim that may be made against New Parent or the Surviving Corporation with respect to such Existing Parent Certificate.

(d)                                 If any New Parent Certificate is to be issued in a name other than that in which the Existing Parent Certificate surrendered for exchange is registered, such exchange shall be conditioned upon (i) the Existing Parent Certificate so surrendered being properly endorsed or otherwise in proper form for transfer and (ii) the person requesting such exchange either paying any transfer or other taxes required by reason of the issuance of the New Parent Certificate in a name other than that of the registered holder of the Existing Parent Certificate surrendered, or establishing to the satisfaction of New Parent, or the transfer agent in respect of the New Parent Common Stock, that such tax has been paid or is not applicable; provided that New Parent shall not be obligated to issue a New Parent Certificate to represent any shares that are not then certificated.

SECTION 2.10                          Stock Transfer Books.  At the Effective Time, the stock transfer books of Existing Parent shall be closed and thereafter there shall be no further registration of transfers of shares of Existing Class A Shares theretofore outstanding on the records of Existing Parent.

SECTION 2.11                          Tax Matters Related to the Merger.  This Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).  Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

SECTION 2.12                          Successor Issuer.  It is the intent of the parties hereto that New Parent be deemed a “successor issuer” of Existing Parent in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”).  At or after the Effective Time, New Parent shall file (i) an appropriate report on Form 8-K describing the Merger and (ii) appropriate pre-effective and/or post-effective amendments, as applicable, to any registration statements of Existing Parent on Form S-8.

SECTION 2.13                          Business Continuity.  It is the intent of the parties that New Parent, through its subsidiaries, will conduct all of the operations currently conducted by Existing Parent following the Effective Time.

ARTICLE III

ACTIONS TO BE TAKEN IN CONNECTION WITH THE REORGANIZATION

SECTION 3.1                                 Assumption of Existing Parent Plans and Awards.  At the Effective Time, New Parent shall assume each Existing Parent equity incentive plan (collectively, the “Existing Parent Plans”), including (i) all unexercised and unexpired options to purchase shares of Existing Class A Shares (“Existing Parent Options”) and all stock appreciation rights, performance unit awards, restricted stock awards, restricted stock units, performance-based restricted stock units and other incentive awards covering shares of Existing Class A Shares, whether or not vested (collectively, “Existing Parent Awards”) that are then outstanding under each such Existing Parent Plan and (ii) the remaining unallocated reserve of shares of Existing Class A Shares issuable under each such Existing Parent Plan.  At the Effective Time, the reserve of shares of Existing Class A

Shares under each such Existing Parent Plan, whether allocated to outstanding Existing Parent Awards or unallocated at that time, shall be converted on a one-share-for-one-share basis into a reserve of shares of New Parent Common Stock, and each Existing Parent Award assumed by New Parent shall continue to have, and be subject to, the same terms and conditions as set forth in the applicable Existing Parent Plan and the agreement(s) evidencing each such award as in effect immediately prior to the Effective Time (including, without limitation, the vesting schedule and applicable issuance dates (without acceleration thereof by virtue of the Reorganization and the transactions contemplated hereby), the per share exercise price, the expiration date and other applicable termination provisions and the tax withholding procedures), except that each Existing Parent stock appreciation right and Existing Parent Option will be exercisable (or will become exercisable in accordance with its terms) for, and each other Existing Parent Award shall be denominated with reference to and shall be issuable as to, that number of shares of New Parent Common Stock equal to the number of shares of Existing Class A Shares that were subject to each such Existing Parent stock appreciation right and Existing Parent Option and other Existing Parent Award immediately prior to the Effective Time.

SECTION 3.2                                 Assignment and Assumption of Agreements.  Effective as of the Effective Time, Existing Parent hereby assigns to New Parent, and New Parent hereby assumes and agrees to perform, all obligations of Existing Parent pursuant to the Existing Parent Plans and each stock option agreement, stock appreciation right award agreement, performance unit award agreement, restricted stock award agreement, restricted stock unit award agreement and performance-based restricted stock unit award agreement evidencing an outstanding Existing Parent Award under the Existing Parent Plans.  Effective as of the Effective Time, New Parent shall become the successor issuer of securities under the Existing Parent Plans and shall, as soon as practicable following the Effective Time, file a post-effective amendment to each existing S-8 registration statement covering the Existing Parent Plans, pursuant to which New Parent as successor to Existing Parent shall expressly adopt such S-8 registration statements as its own in accordance with Rule 414 issued under the Securities Act.

SECTION 3.3                                 Non-U.S. Jurisdictions.  In the event that Existing Parent and New Parent are not able to assign or assume any Existing Parent Plans, Existing Parent Awards or applicable award agreements, in each case as contemplated by Sections 3.1 and 3.2, due to a conflict with applicable law or regulation in any non-U.S. jurisdiction, then both parties shall use their reasonable best efforts to enter into any lawful arrangement substantially consistent with the intent of Sections 3.1 and 3.2 or to otherwise cooperate in good faith to preserve the benefits and obligations of such Existing Parent Plans, Existing Parent Awards and applicable award agreements after giving effect to the Reorganization.

SECTION 3.4                                 Reservation of Shares.  On or prior to the Effective Time, New Parent shall reserve sufficient shares of New Parent Common Stock to provide for the issuance of New Parent Common Stock upon the exercise or other settlement of all Existing Parent Awards and to cover any additional shares of New Parent Common Stock that may become issuable under future awards made with respect to the remaining share reserves under the assumed Existing Parent Plans that are, in accordance with the foregoing provisions of this Agreement, converted into reserves of shares of New Parent Common Stock.

SECTION 3.5                                 Registration Statement; Proxy/Prospectus.  Promptly following the execution of this Agreement, Existing Parent shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form relating to the Stockholders’ Meeting (as defined below) (together with any amendments thereof or supplements thereto, the

“Proxy Statement”) and New Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement” and the prospectus contained in the Registration Statement together with the Proxy Statement, the “Proxy/Prospectus”), in connection with the registration under the Securities Act of the issuance of the Contribution Shares to be issued to the Contributors in the Contribution and the Merger Shares to be issued to the stockholders of Existing Parent in the Merger.  Each of New Parent and Existing Parent shall use its reasonable best efforts to cause the Registration Statement to become effective and the Proxy/Prospectus to be cleared by the SEC as promptly as practicable, and, prior to the effective date of the Registration Statement, New Parent shall take all actions reasonably required under any applicable federal securities laws or state blue sky laws in connection with the issuance of the Contribution Shares to be issued to the Contributors in the Contribution and the Merger Shares to be issued to the stockholders of Existing Parent in the Merger. As promptly as reasonably practicable after the Registration Statement shall have become effective and the Proxy/Prospectus shall have been cleared by the SEC, Existing Parent shall mail or cause to be mailed or otherwise make available in accordance with the Securities Act and the Exchange Act, the Proxy/Prospectus to its stockholders; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing or otherwise making available to Existing Parent’s stockholders the Proxy/Prospectus in light of the date set for the Stockholders’ Meeting.

SECTION 3.6                                 Meeting of Existing Parent Stockholders.  Existing Parent shall take all action necessary in accordance with the DGCL and its governing documents to call, hold and convene a meeting of its stockholders to consider the approval of this Agreement and the Reorganization (the “Stockholders’ Meeting”).  Existing Parent shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Reorganization.  Existing Parent may adjourn or postpone the Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy/Prospectus is provided to its stockholders in advance of any vote on this Agreement and the Reorganization if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy/Prospectus), there are insufficient shares of Existing Parent Common Stock voting in favor of the approval of this Agreement and the Reorganization or represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders’ Meeting.

SECTION 3.7                                 Section 16 Matters.  Prior to the Effective Time, the Boards of Directors of Existing Parent and New Parent or an appropriate committee of non-employee directors (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt resolutions consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of Existing Parent or New Parent who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of Existing Parent Common Stock (or derivative securities) and the receipt of shares of New Parent Common Stock (or derivative securities) in exchange therefor by virtue of this Agreement and the Reorganization will be an exempt transaction for purposes of Section 16(b) of the Exchange Act.

SECTION 3.8                                 Other Employee Benefit Plans and Arrangements.  New Parent shall assume each of Existing Parent’s other employee benefit plans and arrangements and the obligations of Existing Parent thereunder upon the same terms and conditions as set forth in such plans and arrangements as in effect at the Effective Time.

SECTION 3.9                                 Treatment of Certain Material Agreements.  Effective as of the Effective Time, the applicable parties agree as follows:

(a)                                 Existing Parent and BlackRock Mortgage Ventures, LLC (“BlackRock”) hereby agree that that certain Stockholder Agreement, dated as of May 8, 2013, by and between Existing Parent and BlackRock (the “BlackRock Stockholder Agreement”) shall be amended and restated in its entirety to take the form set forth on Exhibit G hereto, in order to, among other things, provide for the assumption of Existing Parent’s obligations thereunder by New Parent, and New Parent hereby agrees to become a party to the amended and restated BlackRock Stockholder Agreement and assumes and agrees to perform all of its obligations thereunder.

(b)                                 Existing Parent and HC Partners LLC (“HCP”) hereby agree that that certain Stockholder Agreement, dated as of May 8, 2013, by and between Existing Parent and HCP (the “HCP Stockholder Agreement”) shall be amended and restated in its entirety to take the form set forth on Exhibit H hereto, in order to, among other things, provide for the assumption of Existing Parent’s obligations thereunder by New Parent, and New Parent hereby agrees to become a party to the amended and restated HCP Stockholder Agreement and assumes and agrees to perform all of its obligations thereunder.

(c)                                  Existing Parent, PNMAC and the Contributors (including without limitation BlackRock and HCP) hereby agree that that certain Exchange Agreement, dated as of May 8, 2013, by and among Existing Parent, PNMAC and the Contributors, as amended by that certain First Amendment to Exchange Agreement, dated as of November 16, 2017, by and among Existing Parent, PNMAC, BlackRock, HCP, Kurland Family Investments, LLC and Stanford L. Kurland (the “Exchange Agreement”) shall terminate as of the Effective Time and shall be of no further force and effect.

(d)                                 Existing Parent and the Contributors hereby agree that that certain Registration Rights Agreement, dated as of May 8, 2013, by and among Existing Parent, the Contributors, and certain other former members of PNMAC who have previously exchanged PNMAC Units prior to the date hereof (the “Registration Rights Agreement”) shall be amended and restated in its entirety to take the form set forth on Exhibit I hereto, in order to, among other things, provide for the assumption of Existing Parent’s obligations thereunder by New Parent, and New Parent hereby agrees to become a party to the amended and restated Registration Rights Agreement and assumes and agrees to perform all of its obligations thereunder.

(e)                                  Existing Parent hereby assigns to New Parent, and New Parent hereby assumes and agrees to perform, all obligations of Existing Parent pursuant to those certain indemnification agreements entered into from time to time by and between Existing Parent and each of its directors and certain of its officers.

(f)                                   Existing Parent hereby assigns to New Parent, and New Parent hereby assumes and agrees to perform, all obligations of Existing Parent pursuant to (i) that certain Employment Agreement, dated as of December 8, 2015, by and among PNMAC, Existing Parent and Stanford L. Kurland, as amended by that certain First Amendment to Employment Agreement, dated as of April 5, 2017, by and among PNMAC, Existing Parent and Stanford L. Kurland, (ii) that certain Employment Agreement, dated as of December 8, 2015, by and among PNMAC, Existing Parent and David A. Spector, as amended by that certain First Amendment to Employment Agreement, dated as of April 5, 2017, by and among PNMAC, Existing Parent and David A. Spector, and (iii) any employment offer letters or similar agreements with Existing Parent’s officers and employees.

(g)                                  Pursuant to Section 7.11 of the Tax Receivable Agreement, dated as of May 8, 2013, by and among Existing Parent, PNMAC and the members listed thereto (the “TRA”), as a result of the Reorganization, Existing Parent and New Parent will become members of an affiliated or consolidated group of corporations such that the provisions, payments and other applicable items of the TRA are applied with respect to the group as a whole and New Parent shall be an obligor with respect to amounts payable under the TRA.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF NEW PARENT

New Parent hereby represents and warrants to the other parties as follows:

SECTION 4.1                                 The authorized capital stock of New Parent is 1,000 shares of Common Stock, par value $0.0001 per share, all of which are issued and outstanding.

SECTION 4.2                                 The outstanding shares of New Parent Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with all relevant securities laws, or pursuant to valid exemptions therefrom.

SECTION 4.3                                 New Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to issue the Contribution Shares and the Merger Shares under this Agreement.  All action on New Parent’s part required for the lawful execution and delivery of this Agreement has been taken.  New Parent has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.  The signatory executing this Agreement on behalf of New Parent is qualified and has the power to act and is properly exercising his or her power under the organizational documents of New Parent in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  Upon the execution and delivery of this Agreement, the obligations of this Agreement will be valid and binding obligations of New Parent, enforceable in accordance with its terms.  Upon the consummation of the Reorganization, the Contribution Shares and the Merger Shares that are issued by New Parent will be duly authorized, validly issued, fully paid, nonassessable and issued free and clear of any liens or encumbrances.

SECTION 4.4                                 The execution, delivery and performance of this Agreement by New Parent does not conflict with or result in the breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which New Parent is subject and any approvals or consents required under New Parent’s organizational documents have been duly obtained or waived.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF EXISTING PARENT

Existing Parent hereby represents and warrants to the other parties as follows:

SECTION 5.1                                 The authorized capital stock of Existing Parent is 210,001,000 shares, consisting of (i) 10,000,000 shares of Preferred Stock, par value $0.0001 per share, none of which are issued and outstanding and (ii) 200,001,000 shares of Common Stock, par value $0.0001 per share, of which 200,000,000 shares are designated as Class A Common Stock, 25,117,635 of which are issued and outstanding, and 1,000 shares are designated as Class B Common Stock, 45 of which are issued and outstanding.

SECTION 5.2                                 The outstanding shares of Existing Parent Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with all relevant securities laws, or pursuant to valid exemptions therefrom.

SECTION 5.3                                 Existing Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  All action on Existing Parent’s part required for the lawful execution and delivery of this Agreement has been taken.  Existing Parent has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.  The signatory executing this Agreement on behalf of Existing Parent is qualified and has the power to act and is properly exercising his or her power under the organizational documents of Existing Parent in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  Upon the execution and delivery of this Agreement, the obligations of this Agreement will be valid and binding obligations of Existing Parent, enforceable in accordance with its terms.

SECTION 5.4                                 The execution, delivery and performance of this Agreement by Existing Parent does not conflict with or result in the breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which Existing Parent is subject and any approvals or consents required under Existing Parent’s organizational documents have been duly obtained or waived.

SECTION 5.5                                 No event has occurred which has resulted in an adjustment to the Exchange Rate (as defined in the Exchange Agreement).  The Excess Distributed Cash Amount (as defined in the Exchange Agreement) is not greater than zero.

SECTION 5.6                                 Existing Parent has not been in breach of any provision under any agreement related to the PNMAC Units or the Existing Class B Shares.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF MERGER SUB

Merger Sub hereby represents and warrants to the other parties as follows:

SECTION 6.1                                 All of the issued and outstanding membership interests in Merger Sub are owned by New Parent.

SECTION 6.2                                 Merger Sub has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  All action on Merger Sub’s part required for the lawful execution and delivery of this Agreement has been taken.  Merger Sub has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.  The signatory executing this Agreement on behalf of Merger Sub is qualified and has the power to act and is properly exercising his or her power under the organizational documents of Merger Sub in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  Upon the execution and delivery of this Agreement, the obligations of this Agreement will be valid and binding obligations of Merger Sub, enforceable in accordance with its terms.

SECTION 6.3                                 The execution, delivery and performance of this Agreement by Merger Sub does not conflict with or result in the breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which Merger Sub is subject and any approvals or consents required under Merger Sub’s organizational documents have been duly obtained or waived.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF PNMAC

PNMAC hereby represents and warrants to the other parties as follows:

SECTION 7.1                                 The number of issued and outstanding membership interests in PNMAC is 77,430,827 Class A Units.

SECTION 7.2                                 PNMAC has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  All action on PNMAC’s part required for the lawful execution and delivery of this Agreement has been taken.  PNMAC has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.  The signatory executing this Agreement on behalf of PNMAC is qualified and has the power to act and is properly exercising his or her power under the organizational documents of PNMAC in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  Upon the execution and delivery of this Agreement, the obligations of this Agreement will be valid and binding obligations of PNMAC, enforceable in accordance with its terms.

SECTION 7.3                                 The execution, delivery and performance of this Agreement by PNMAC does not conflict with or result in the breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which PNMAC is subject and any approvals or consents required under PNMAC’s organizational documents have been duly obtained or waived.

SECTION 7.4                                 PNMAC has not been in breach of any provision under any agreement related to the PNMAC Units or the Existing Class B Shares.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

Each Contributor, severally and not jointly, hereby represents and warrants solely as to itself, himself or herself, as applicable, to the other parties as follows:

SECTION 8.1                                 The number and kind of PNMAC Units and Existing Class B Shares listed opposite such Contributor’s name on Exhibit A hereto represents all of the PNMAC Units and Existing Class B Shares that such Contributor beneficially owns and such Contributor has no existing options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition (i) from PNMAC of any additional PNMAC Units, other than rights expressly set forth in the Current PNMAC LLC Agreement, or (ii) from New Parent of any additional shares of

New Parent Common Stock, other than any outstanding Existing Parent Awards under any Existing Parent Plans.

SECTION 8.2                                 Contributor is the beneficial owner of and has good and valid title to the PNMAC Units and Existing Class B Shares that he, she or it owns as set forth on Exhibit A hereto free and clear of all liens, claims, encumbrances, trusts, pledges, mortgages, options, and other restrictions of any kind or nature whatsoever (in each case, other than any liens, claims, encumbrances, trusts, pledges, mortgages, options or restrictions of any kind imposed by the Current PNMAC LLC Agreement), and has the unrestricted power to sell, assign, transfer, convey and deliver the PNMAC Units to New Parent.  The Contributor has not granted any third party any rights in the PNMAC Units or Existing Class B Shares that it owns.

SECTION 8.3                                 Contributor is an individual or legal entity with full legal capacity to enter into and consummate the transactions contemplated by this Agreement and otherwise to carry out the obligations hereunder.  Upon the execution and delivery of this Agreement, the obligations of this Agreement will be valid and binding obligations of such Contributor, enforceable in accordance with its terms.

SECTION 8.4                                 The execution, delivery and performance of this Agreement by the Contributor does not conflict with or result in the breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which the Contributor or the PNMAC Units being contributed by Contributor pursuant to the terms hereof or the Existing Class B Shares are subject.

SECTION 8.5                                 Each Contributor agrees that no Contributor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Contributor shall be liable to any other Contributor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the acquisition of the Contribution Shares.

SECTION 8.6                                 If a Contributor is not a United States person, such Contributor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with acquisition of the Contribution Shares or any use of this Agreement, including (a) the legal requirements within his jurisdiction for the acquisition of the Contribution Shares, (b) any foreign exchange restrictions applicable to such acquisition, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Contribution Shares.  Such Contributor’s payment for, and his or her continued beneficial ownership of the Contribution Shares, will not violate any applicable securities or other laws of his or her jurisdiction.

SECTION 8.7                                 Contributor has had an opportunity to review the federal, state and local tax consequences of the Contribution with his, her or its own tax advisors.

SECTION 8.8                                 Contributor has not been in breach of any provision under any agreement related to the PNMAC Units or the Existing Class B Shares.

SECTION 8.9                                 Contributor is not a party to any agreement pursuant to which it is obligated to dispose of the Contribution Shares to be received pursuant to this Agreement, and each Contributor has no present plan or intention to dispose of such Contribution Shares.

SECTION 8.10                          Contributor is not under the jurisdiction of a court in a title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code) and the Contribution Shares will not be used to satisfy the indebtedness of such debtor.

ARTICLE IX

CONDITIONS OF REORGANIZATION

SECTION 9.1                                 Conditions Precedent.  The obligations of the parties to this Agreement to consummate the Reorganization and the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by the mutual written consent of Existing Parent, New Parent, Merger Sub, PNMAC and Contributors holding at least a majority of the PNMAC Units then outstanding (which majority must include each of HCP and BlackRock) at or prior to the Effective Time of each of the following conditions:

(a)                                 The representations and warranties of the parties contained in Articles IV, V, VI, VII and VIII shall be true and correct on and as of the Effective Time, except as would not have a material adverse effect on the consummation of the Reorganization.

(b)                                 The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or, to the knowledge of New Parent or Existing Parent, threatened by the SEC and not concluded or withdrawn.  No similar proceeding with respect to the Proxy/Prospectus shall have been initiated or, to the knowledge of New Parent or Existing Parent, threatened by the SEC and not concluded or withdrawn.

(c)                                  This Agreement and the Reorganization shall have been approved by the affirmative vote of at least a majority of the voting power of all of the issued and outstanding shares of Existing Parent Common Stock in accordance with the DGCL.

(d)                                 The New Parent Common Stock to be issued pursuant to Reorganization shall have been approved for listing by the New York Stock Exchange (the “NYSE”).

(e)                                  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Reorganization or the transactions contemplated hereby.

(f)                                   Existing Parent shall have received a legal opinion of Goodwin Procter LLP in form and substance reasonably satisfactory to it indicating the Reorganization should qualify for the Intended Tax Treatment.

(g)                                  All material approvals, licenses and certifications from, and notifications and filings to, governmental entities and non-governmental third parties shall have been obtained or made, as applicable.

(h)                                 New Parent shall have (a) either (i) filed with the SEC a post-effective amendment to Existing Parent’s currently effective resale registration statement on Form S-3 (Registration No. 333-191522) (the “Existing Resale Registration Statement”) adopting such resale registration statement as its own registration statement pursuant to Rule 414 under the Securities Act of 1933, as amended, (ii) filed with the SEC a new registration statement on the appropriate form (e.g., Form S-3 or Form S-1, as applicable) in order to register the resale of the Contribution Shares to be received by those Contributors that are currently identified as “Selling Stockholders” in the Existing Resale Registration Statement as of the date of this Agreement or (iii) taken appropriate steps to provide that the Registration Statement on Form S-4 for the Reorganization may be used for resales of Contribution Shares following the Effective Time, and (b) used its reasonable best efforts to cause such post-effective amendment, new registration statement or converted Form S-4 registration statement (as applicable) to become effective at, or as soon as practicable following, the Effective Time.  Notwithstanding the foregoing, in the event that New Parent reasonably believes, in good faith, after consultation with the Staff of the SEC, that none of the actions described in clauses (i), (ii) or (iii) of the preceding sentence represent the best available method for registering the resale of the Contribution Shares at or following the Effective Time, then New Parent shall have used its reasonable best efforts to provide for an alternative registration of the resale of the Contribution Shares as soon as practicable following the Effective Time.

ARTICLE X

COVENANTS

SECTION 10.1                          Listing of New Parent Common Stock.  Existing Parent and New Parent shall use their reasonable best efforts to obtain, prior to the Effective Time, confirmation of listing on the NYSE of the New Parent Common Stock issuable pursuant to the Reorganization.

SECTION 10.2                          Expenses.  Existing Parent shall pay its own expenses and the expenses of New Parent, and Contributors shall pay their own expenses, in connection with the transactions contemplated by this Agreement.

SECTION 10.3                          Activities of New Parent and Merger Sub.  Prior to the Effective Time, New Parent and Merger Sub shall not conduct any business activities and shall not conduct any other activities except as necessary to effectuate the transactions contemplated by this Agreement.

SECTION 10.4                          Activities of Existing Parent and PNMAC.  Prior to the Effective Time, Existing Parent and PNMAC shall not (a) effect any subdivision (by any split, distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of the PNMAC Units, Existing Class A Shares or Existing Class B Shares, as applicable, (b) effect any reclassification, reorganization, recapitalization or other similar transaction in which the PNMAC Units, Existing Class A Shares or Existing Class B Shares are converted or changed into another security, securities or other property (other than exchanges of PNMAC Units for Existing Class A Shares in compliance with the Exchange Agreement and this Agreement), or (c) permit, take or fail to take any action which would result in an adjustment to the Exchange Rate (as defined in the Exchange Agreement).  In addition, prior to the Effective Time, Existing Parent shall not (i) make or declare any dividend or distribution of property other than cash or (ii) make or declare any dividend or distribution of cash other than, in the case of this clause (ii), (x) the Distribution or (y) other dividends of cash which do not result in the Excess Distributed Cash Amount (as defined in the Exchange Agreement) being an amount greater than zero.

SECTION 10.5                          Existing Resale Registration Statement.  Following the Reorganization New Parent shall use its reasonable best efforts to cause such post-effective amendment described in Section 9.1(h)(i), new registration statement described in Section 9.1(h)(ii), converted Form S-4 registration statement described in Section 9.1(h)(iii) or alternative registration described in the last sentence of Section 9.1(h) to become effective as soon as practicable following, the Effective Time to the extent such post-effective amendment, new registration statement, converted Form S-4 or alternative registration has not become effective at or prior to the Effective Time.  For the avoidance of doubt, Section 2.1(f) of the Registration Rights Agreement shall not apply with respect to New Parent’s obligations under Section 9.1(h) and this Section 10.5.

SECTION 10.6                          Further Assurances.  If at any time after the Effective Time, further action is necessary or reasonably desirable to carry out the purposes of this Agreement, each of the parties hereto will take such action as any other party may reasonably request.

ARTICLE XI

TERMINATION AND AMENDMENT

SECTION 11.1                          Termination.  This Agreement may be terminated and the Reorganization contemplated hereby may be abandoned at any time prior to the Effective Time: (a) by action of the Board of Directors of Existing Parent if such Board of Directors should determine that, for any reason, the completion of the transactions provided for herein would be inadvisable or not in the best interest of Existing Parent or its stockholders; (b) by written notice of Existing Parent, New Parent, Merger Sub and PNMAC to the Contributors if the Reorganization has not occurred by the date that is nine (9) months following the date hereof; or (c) by written notice of the Contributors holding at least a majority of the PNMAC Units then outstanding (which majority must include each of HCP and BlackRock) to Existing Parent, New Parent, Merger Sub and PNMAC if the Reorganization has not occurred by the date that is nine (9) months following the date hereof.  In the event of such termination and abandonment, this Agreement shall become void and none of Existing Parent, New Parent, Merger Sub, the Contributors or PNMAC, nor their respective stockholders, members, directors or officers shall have any liability with respect to such termination and abandonment; provided, that, the foregoing shall not relieve any party hereto from liability for any breach of any representation, warranty, agreement or covenant contained herein occurring prior to such termination to the extent resulting from such party’s actual fraud or willful, knowing or intentional misconduct or breach.

SECTION 11.2                          Amendment.  At any time prior to the Effective Time, this Agreement may, to the extent permitted by the DGCL, be supplemented, amended or modified by the mutual written consent of Existing Parent, New Parent, Merger Sub, PNMAC and Contributors holding at least a majority of the PNMAC Units then outstanding. Notwithstanding anything herein to the contrary, (i) if any amendment, based solely on a reading of the explicit terms thereof, would alter or change the rights and obligations of a Contributor or group of Contributors in a manner that is materially and adversely different than the treatment by such amendment of the rights and obligations of other Contributors, then such amendment shall also require the written consent of the Contributor so adversely affected (in the case of one adversely affected Contributor) or the holders of a majority of PNMAC Units held by the Contributors so adversely affected (in the case of more than one adversely affected Contributor) and (ii) if any amendment, based solely on a reading of the explicit terms thereof, would alter or change the rights and obligations of either of HCP or BlackRock in a manner that is material and adverse to HCP and/or BlackRock, then such amendment shall also require the written consent of HCP and/or BlackRock, as applicable.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.1                          Governing Law.  This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware, without giving effect to any law that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

SECTION 12.2                          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

SECTION 12.3                          Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

SECTION 12.4                          Severability.  The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

SECTION 12.5                          Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and assigns.

SECTION 12.6                          No Third-Party Beneficiaries.  Nothing contained in this Agreement is intended by the parties hereto to confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 12.7                          Notifications.  Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, electronic mail (e-mail) or by facsimile transmittal.  Any notice sent by confirmed e-mail or facsimile must be sent simultaneously by another method described in the prior sentence.  A notice must be addressed:

(a)                                 If to Existing Parent, New Parent, Merger Sub or PNMAC:

New PennyMac Financial Services, Inc.
3043 Townsgate Road
Westlake Village, California 91361
E-mail:  derek.stark@pnmac.com
Attention:  Derek W. Stark

with a copy to:

Goodwin Procter LLP
601 Marshall Street
Redwood City, CA 94063
E-mail:  bweber@goodwinlaw.com
Attention:  Bradley C. Weber

(b)                                 If to any Contributor, to the address and other contact information set forth in the records of Existing Parent from time to time.

SECTION 12.8                          Tax Matters.  Each of Existing Parent and New Parent will comply with the recordkeeping and information reporting requirements of the Code that are imposed as a result of the transactions contemplated hereby, and will provide information reporting statements to holders of shares of Existing Parent Common Stock at the time and in the manner prescribed by the Code and applicable Treasury Regulations. The parties shall not take any position on a tax return or in connection with any tax proceeding inconsistent with the Intended Tax Treatment, in each case except upon a contrary final determination by an applicable taxing authority.

SECTION 12.9                          Jurisdiction; Waiver of Jury Trial.

(a)                                 Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the law of the State of Delaware and of the United States of America; provided, however, that each such party’s consent to jurisdiction contained in this Section is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to such courts or in the State of Delaware other than for such purpose.

(b)                                 EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION,

ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

SECTION 12.10                   Specific Performance.  The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the parties hereto from raising other defenses to a claim for specific performance or other equitable relief under this Agreement).  Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

SECTION 12.11                   Waiver of Appraisal Rights and the Distribution; Exchange Restriction.

(a)                                 Each Contributor hereby knowingly, voluntarily and intentionally waives any and all rights to dissent from the Merger or to request appraisal (or quasi-appraisal or similar equitable remedies) of any of the shares of capital stock of Existing Parent held or owned by such Contributor pursuant to or under the laws of Delaware (including Section 262 of the DGCL) or pursuant to any other applicable law, rule or regulation, in each case in connection with the Merger, this Agreement and any acts or transactions contemplated by the foregoing.  Each Contributor hereby knowingly, voluntarily and intentionally waives such Contributor’s entitlement to receive any and all notice with respect to the approval, adoption or consummation of the Merger, this Agreement and any acts or transactions contemplated thereby, in each case that may be required by applicable law (including pursuant to Section 262(d) of the DGCL), by the Certificate of Incorporation or Bylaws of Existing Parent, by the terms of any class or series of capital stock of Existing Parent or by any agreement between or among Existing Parent, such Contributor and any other party. Further, (i) HCP, (ii) BlackRock, (iii) each Contributor who is a member of (or controlled by a member of) the Board of Directors of Existing Parent and (iv) each Contributor who is (or who is controlled by a person who is) considered, for purposes of the reporting requirements under Section 16 of the Exchange Act, to be an “officer” of Existing Parent (each of (i)-(iv), the “Exchange Restricted Contributors”) hereby agree not to exchange any PNMAC Units or Existing Class B Shares for Class A Common Stock, or sell, transfer or otherwise dispose of any PNMAC Units or Existing Class B Shares from the date of this Agreement through August 13, 2018 (such period, the “Exchange Restricted Period”), except for any such exchanges (and the subsequent sale of any shares of Class A Common Stock received upon such exchanges) in each case pursuant to any trading plan that is in effect as of the date of this Agreement that is established pursuant to Rule 10b5-1 under the Exchange Act and that is not subsequently amended or otherwise modified during the Exchange Restricted Period.

(b)                                 Each Contributor hereby knowingly, voluntarily and intentionally waives any and all rights that such Contributor may have to receive the Distribution in respect of any shares of Class A Common Stock such Contributor is hereafter issued in exchange for any PNMAC Units and Existing Class B Shares owned by such Contributor pursuant to the Exchange Agreement and acknowledges that Existing Parent is relying to its detriment on this waiver in deciding to declare the Distribution.

SECTION 12.12                   Certain Agreements in respect of Current Agreements.

(a)                                 Existing Parent, PNMAC and the Contributors hereby agree that any exchanges under the Exchange Agreement of the Exchange Restricted Contributors’ or Existing Parent’s respective PNMAC Units during the Exchange Restricted Period are prohibited.

(b)                                 To the extent the provisions of this Agreement are inconsistent with the Current PNMAC LLC Agreement or the Exchange Agreement, the provisions of this Agreement shall govern and control.  For the avoidance of doubt, in the event this Agreement is terminated, the provisions of the Current PNMAC LLC Agreement and the Exchange Agreement shall remain in full force and effect unaffected by this Agreement.

(c)                                  Prior to the Effective Time, no Contributor shall transfer or otherwise dispose of any PNMAC Units unless the following conditions are satisfied: (i) such transfer or disposition complies with the provisions Current PNMAC LLC Agreement, the Exchange Agreement, the TRA and this Agreement and (ii) prior to such transfer or disposition, the transferee signed an agreement in form reasonably approved the Existing Parent, New Parent and PNMAC agreeing to be bound by the provisions of this Agreement as a Contributor with respect to the PNMAC Units transferred to such transferee.  Upon compliance with the foregoing and the completion of the transfer, New Parent, Existing Parent and PNMAC shall update Exhibit A to this Agreement (and, if applicable, Schedule A to the Registration Rights Agreement attached hereto as Exhibit I) to reflect such transfer, it being understood and agreed that such updates will not be deemed to be an amendment to this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed or cause to be duly executed this Agreement as of the date first written above.

PENNYMAC FINANCIAL SERVICES, INC.

By:	/s/ David A. Spector
Name:	David A. Spector
Title:	President and Chief Executive Officer

NEW PENNYMAC FINANCIAL SERVICES, INC.

By:	/s/ David A. Spector
Name:	David A. Spector
Title:	President/Chief Executive Officer

NEW PENNYMAC MERGER SUB, LLC

By:	/s/ David A. Spector
Name:	David A. Spector
Title:	President/Chief Executive Officer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:	/s/ Andrew S. Chang
Name:	Andrew S. Chang
Title:	Senior Managing Director and Chief Financial Officer

Contributors:

HC PARTNERS LLC

By:	/s/ Kristin Marcus
Name:	Kristin Marcus
Title:	Managing Member

Contributors:

BLACKROCK MORTGAGE VENTURES, LLC

By:	/s/ Tom Wojcik
Name:	Tom Wojcik
Title:	Managing Director

Contributors:

Kurland Family Investments, LLC

By:	/s/ Stanford L. Kurland
Name:	Stanford L. Kurland
Title:	Manager

/s/ Stanford L. Kurland
Stanford L. Kurland

CONTRIBUTORS:

ST Family Investment Company LLC

By:	/s/ David A. Spector
Name:	David A. Spector
Title:	Trustee

/s/ David A. Spector
David A. Spector

CONTRIBUTORS:

THE MCCALLION FAMILY TRUST DATED 12/21/98

By:	/s/ Anne D. McCallion
Name:	Anne D. McCallion
Title:	Trustee

By:	/s/ Timothy J. McCallion
Name:	Timothy J. McCallion
Title:	Trustee

CONTRIBUTORS:

/s/ Andrew S. Chang
Andrew S. Chang

CONTRIBUTORS:

THE JONES FAMILY TRUST DATED AUGUST 17, 2006

By:	/s/ Douglas E. Jones
Name:	Douglas E. Jones
Title:	Trustee

By:	/s/ Lisa B. Jones
Name:	Lisa B. Jones
Title:	Trustee

CONTRIBUTORS:

THE FARTAJ FAMILY TRUST U/A/D 09/29/2017

By:	/s/ Vandad Fartaj
Name:	Vandad Fartaj
Title:	Trustee

By:	/s/ Frances Fartaj
Name:	Frances Fartaj
Title:	Trustee

CONTRIBUTORS:

JBG Children’s Trust utd 12/31/2000

By:	/s/ Jeffrey P. Grogin
Name:	Jeffrey P. Grogin
Title:	Trustee

CONTRIBUTORS:

MJG Children’s Trust utd 12/31/2000

By:	/s/ Jeffrey P. Grogin
Name:	Jeffrey P. Grogin
Title:	Trustee

CONTRIBUTORS:

THE ACOSTA FAMILY TRUST DATED APRIL 19, 2012

By:	/s/ Marc Acosta
Name:	Marc Acosta
Title:	Trustee

By:	/s/ Donna Acosta
Name:	Donna Acosta
Title:	Trustee

CONTRIBUTORS:

THE JAMES AND CARON FOLLETTE FAMILY TRUST

By:	/s/ James W. Follette
Name:	James W. Follette
Title:	Trustee

By:	/s/ Caron A. Follette
Name:	Caron A. Follette
Title:	Trustee

CONTRIBUTORS:

THE GROGIN LIVING TRUST DATED DECEMBER 19, 2001

By:	/s/ Jeffrey Paul Grogin
Name:	Jeffrey Paul Grogin
Title:	Trustee

By:	/s/ Marci Newman Grogin
Name:	Marci Newman Grogin
Title:	Trustee

CONTRIBUTORS:

THE OFIR FAMILY TRUST DATED MARCH 10, 2015

By:	/s/ Lior Ofir
Name:	Lior Ofir
Title:	Trustee

By:	/s/ Samantha Jayne Sherman
Name:	Samantha Jayne Sherman
Title:	Trustee

CONTRIBUTORS:

THE PEROTTI FAMILY TRUST DATED DECEMBER 21, 2012

By:	/s/ Daniel Perotti
Name:	Daniel Perotti
Title:	Trustee

By:	/s/ Lauren Perotti
Name:	Lauren Perotti
Title:	Trustee

CONTRIBUTORS:

THE PAUL AND JANA SZYMANSKI FAMILY TRUST DATED MAY 18, 2012

By:	/s/ Paul A. Szymanski
Name:	Paul A. Szymanski
Title:	Trustee

By:	/s/ Jana S. Szymanski
Name:	Jana S. Szymanski
Title:	Trustee

CONTRIBUTORS:

TONE LIVING FAMILY TRUST, DATED 7/18/2005

By:	/s/ John Thomas Tone
Name:	John Thomas Tone
Title:	Trustee

By:	/s/ Anne Theresa Tone
Name:	Anne Theresa Tone
Title:	Trustee

CONTRIBUTORS:

THE WALKER TRUST 2002 DATED FEBRUARY 13, 2002, AS AMENDED

By:	/s/ David M. Walker
Name:	David M. Walker
Title:	Trustee

By:	/s/ Debra A. Walker
Name:	Debra A. Walker
Title:	Trustee

CONTRIBUTORS:

/s/ Matthew Botein
Matthew Botein

CONTRIBUTORS:

MAZZELLA FAMILY IRREVOCABLE TRUST

By:	/s/ Lauren Mazzella
Name:	Lauren Mazzella
Title:	Trustee

/s/ Joseph Mazzella
Joseph Mazzella

CONTRIBUTORS:

/s/Farhad Nanji
Farhad Nanji

CONTRIBUTORS:

/s/ Mark Wiedman
Mark Wiedman

CONTRIBUTORS:

/s/ Steve Bailey
Steve Bailey

CONTRIBUTORS:

/s/ Derek Stark
Derek Stark

CONTRIBUTORS:

/s/ Donald P. Brewster
Donald P. Brewster

CONTRIBUTORS:

/s/ Robert Schreibman
Robert Schreibman

CONTRIBUTORS:

/s/ Vala Fartaj
Vala Fartaj

CONTRIBUTORS:

/s/ Amir Nissanov
Amir Nissanov

CONTRIBUTORS:

/s/ Brandon Ohnemus
Brandon Ohnemus

CONTRIBUTORS:

/s/ Sungling Wang
Sungling Wang

CONTRIBUTORS:

/s/ Michael Quinn
Michael Quinn

CONTRIBUTORS:

/s/ Kimberly M. Nichols
Kimberly M. Nichols

CONTRIBUTORS:

/s/ Thomas A. Rettinger
Thomas A. Rettinger

CONTRIBUTORS:

/s/ Timothy Bruce Nicholson
Timothy Bruce Nicholson

CONTRIBUTORS:

/s/ Kathleen M. Riordan-Milner
Kathleen M. Riordan-Milner

CONTRIBUTORS:

/s/ Gregory Hendry
Gregory Hendry

CONTRIBUTORS:

/s/ Robert Hartman Mason
Robert Hartman Mason

CONTRIBUTORS:

/s/ Mallory J. Garner
Mallory J. Garner

CONTRIBUTORS:

/s/ Nicholas E. Akl
Nick Akl

CONTRIBUTORS:

/s/ Pamela K. Marsh
Pamela K. Marsh

CONTRIBUTORS:

/s/ Richard B. Stern
Richard B. Stern

CONTRIBUTORS:

/s/ Michele J. Grogin
Michele J. Grogin